SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported:  August 30, 2004

                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                   000-21953            87-0429198
   (State or other jurisdiction of      (Commission          (IRS Employer
    incorporation or organization)      File Number)      Identification No.)

                         2600 South Loop West, Suite 645
                              Houston, Texas 77054
                              --------------------
          (Address of principal executive offices, including zip code)

                                 (713) 641-3838
                                 --------------
               (Registrant's telephone number, including area code)


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Item 8.01  Other Events

     On June, 18, 2004, we announced an adverse jury verdict in the amount of approximately $2.1 million against OnSite Technology, LLC ("OnSite"), one of our subsidiaries. The verdict was a result of a lawsuit with Duratherm, Inc. ("Duratherm") for an alleged patent infringement in the U.S. District Court for
the Southern District of Texas (Civil Action No. H-02-2624).   In our previous
disclosure, we indicated that Duratherm could ask the court to award additional damages. On August 30, 2004, the court entered an adverse judgment in this litigation in the amount of $7.3 million plus attorney's fees.

     OnSite continues to believe that its operations do not infringe Duratherm's patents and has been so advised by its legal counsel. OnSite expects to file a notice of appeal. Any appeal of the judgment must be made to the Federal Circuit Court of Appeals in Washington, D.C., and could take from six to nine months or more before a final determination. There can be no assurance, however, that OnSite will prevail on appeal.

     A copy of the press release related to this filing is attached hereto as
Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits.


(a)  Financial Statements.

          None.

(b)  Exhibits.

          99.1       Press Release dated September 1, 2004.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENVIRONMENTAL SAFEGUARDS, INC.


                                        (signed) /s/James S. Percell, President
                                                 ------------------------------
     Date:  September 1, 2004                    James S. Percell, President


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